Exhibit 23.20
                                                                   -------------



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-79603, No. 333-89189, No. 333-33144, No. 333-33146 and No. 333-50800 of
Dollar Thrifty Automotive Group, Inc. (the "Company") on Form S-8 of our report dated February 28, 2003, which expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," effective January 1, 2002, appearing in this Annual Report on Form 10-K, as amended on Form 10-K/A, of Dollar Thrifty Automotive Group, Inc. for the year ended December 31, 2002.


/s/  DELOITTE & TOUCHE LLP
--------------------------

Tulsa, Oklahoma
December 18, 2003